CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND
95 WALL STREET
NEW YORK, NY  10005


We consent to the use in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A (File Nos. 033-04077 and 811-04623) of our report dated February 3, 2003 relating to the December 31, 2002 financial statements of First Investors Multi-State Insured Tax Free Fund, which are included in said Registration Statement.



                                                  /s/ Tait, Weller & Baker

                                                 TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
APRIL 25, 2003